                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SUPERVALU INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

LOGO

                                SUPERVALU INC.

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD THURSDAY, JUNE 27, 1996

TO THE STOCKHOLDERS OF SUPERVALU INC.:

  Notice is hereby given that the Annual Meeting of Stockholders of SUPERVALU INC. (the "Company") will be held on Thursday, June 27, 1996, at 10:30 a.m., local time, at The Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 for the following purposes:

  . to elect four directors of the Company;

  . to vote on ratification of the appointment of Deloitte & Touche LLP to audit the books and accounts of the Company for the fiscal year ending February 22, 1997;

  . to vote on approval of the Non-Employee Directors Deferred Stock Plan, a copy of which is attached as Exhibit A to the Proxy Statement;

  . to vote on certain amendments to the 1983 Employee Stock Option Plan, a copy of which is attached as Exhibit B to the Proxy Statement;

  . to consider a stockholder proposal; and

  . to transact such other business as may properly come before the meeting.

  Common and Preferred Stockholders of record at the close of business on May 8, 1996, are entitled to one vote for each share held of record at that time.

  IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please complete the appropriate box on the proxy card when you return your proxy. NOTE THAT THIS YEAR'S ANNUAL MEETING IS AT THE MINNEAPOLIS CONVENTION CENTER. Parking is available in the Plaza municipal parking ramp and the Orchestra Hall ramp located across the street from The Minneapolis Convention Center. A map showing the location of the Convention Center and designated parking areas is included on the enclosed proxy card. If you need special assistance because of a disability, please contact the Corporate Secretary at P.O. Box 990, Minneapolis, MN 55440.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY. It is important that all stockholders, however small their holdings, execute, date and return the proxy, utilizing the enclosed envelope to which no postage need be affixed if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          TERESA H. JOHNSON
                                          Secretary

May 24, 1996

                                SUPERVALU INC.

                                 P.O. BOX 990
                         MINNEAPOLIS, MINNESOTA 55440

                                PROXY STATEMENT

  This Proxy Statement is furnished for solicitation by the Board of Directors of SUPERVALU INC. (hereinafter referred to as the "Company") of proxies in the enclosed form from holders of Common and Preferred Stock to be voted at the Annual Meeting of Stockholders to be held on June 27, 1996, at 10:30 a.m., local time, at The Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 and at any adjournment of the meeting. This Proxy Statement and accompanying form of proxy will be first mailed or given to stockholders on or about May 20, 1996.

  The cost of soliciting proxies will be borne by the Company. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company will reimburse them for their expenses. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies by telephone, telegraph and personally. The Company has also retained Georgeson & Company, Inc. to assist in the solicitation of proxies for an estimated fee of $10,000 plus out-of-pocket expenses.

  The Company has two classes of capital stock outstanding: Common Stock, par value $1 per share, and Preferred Stock, no par value. The holders of Common Stock and Preferred Stock of record at the close of business on May 8, 1996, are entitled to vote at the meeting. Holders of Common Stock and Preferred Stock are entitled to one vote for each share held of record, voting together as one class, on each proposal being voted upon; 67,490,492 shares of Common Stock and 5,876 shares of Preferred Stock are eligible to vote at the meeting.

  Shares of Common Stock and Preferred Stock represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the proposals in Items 1 through 4, including the election of the nominees for directors; such shares will be voted against the stockholder proposal in Item
5. If an executed proxy card is returned and the stockholder has voted "abstain" on any matter (or "withhold authority" as to the election of any director), the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters. A stockholder may revoke his or her proxy at any time before it is voted by written notice to the Secretary, or by filing with the Secretary another proxy bearing a later date, or by appearing and voting at the meeting. The affirmative vote of a majority of the shares of Common Stock and Preferred Stock entitled to vote, present in person or by proxy at the 1996 Annual Meeting of Stockholders and voting together as one class, will be necessary for the election of directors and the approval of each other matter submitted to the stockholders for approval at the Annual Meeting.

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

  The following table sets forth information with respect to the only persons or groups known to the Company as of April 1, 1996, to be the beneficial owner of more than 5% of its Common Stock.

                                              AMOUNT AND
      NAME AND ADDRESS OF                     NATURE OF                     PERCENT
       BENEFICIAL HOLDER                 BENEFICIAL OWNERSHIP               OF CLASS
      -------------------                --------------------               --------
INVESCO PLC                                   6,775,500                      9.97%
11 Devonshire Square
London, EC2M 4YR
England (1)
FMR Corp.                                     6,039,562                      8.89%
82 Devonshire Street
Boston, MA 02109 (2)
Sanford C. Bernstein & Co., Inc.              4,480,063                       6.6%
One State Street Plaza
New York, NY 10004 (3)

- --------

(1) Based on information in a Schedule 13G Report dated February 2, 1996, delivered to the Company and indicating that INVESCO PLC and certain of its subsidiaries are the beneficial owners of 6,775,500 shares of Common Stock and possess shared voting and dispositive power with respect to such shares as of February 2, 1996.
(2) Based on information in a Schedule 13G Report dated February 14, 1996, delivered to the Company and indicating that FMR Corp. and certain of its subsidiaries and affiliates are beneficial owners of 6,039,562 shares of Common Stock and possess sole dispositive power with respect to all such shares and sole voting power with respect to 205,471 of such shares as of December 31, 1995.
(3) Based on information in a Schedule 13G Report dated February 7, 1996, delivered to the Company and indicating that Sanford C. Bernstein & Co., Inc. is beneficial owner of 4,480,063 shares of Common Stock and possesses sole dispositive power with respect to all such shares, sole voting power with respect to 2,610,200 shares, and shared voting power with respect to 458,289 shares as of December 31, 1995.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information, as of April 1, 1996, concerning beneficial ownership of the Company's Common Stock by each director and nominee, by each of the executive officers named in the Summary Compensation Table on page 9, and by all directors and executive officers as a group. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power, and shares over which a person has sole or shared dispositive power, whether or not a person has any economic interest in the shares.

                         AMOUNT AND NATURE          OPTIONS
       NAME OF             OF BENEFICIAL       EXERCISABLE WITHIN     PERCENT OF
  BENEFICIAL OWNER          OWNERSHIP(2)           60 DAYS(3)           CLASS
  ----------------       -----------------     ------------------     ----------
Herman Cain                     1,000                  4,200               *
Stephen I. D'Agostino             800                  4,200               *
Edwin C. Gage                  15,700                  4,200               *
Vernon H. Heath                 2,000                  4,200               *
William A. Hodder               1,400                  3,000               *
Garnett L. Keith, Jr.           2,000                  4,200               *
Richard L. Knowlton             1,000                  1,200               *
Charles M. Lillis               1,000                    -0-
Harriet Perlmutter              6,700                  4,200               *
Carole F. St. Mark              1,700                  3,000               *
Winston R. Wallin               1,000                  4,200               *
Michael W. Wright(1)          118,889                235,826               *
Laurence L. Anderson           53,370                114,029               *
Phillip A. Dabill              43,595                 88,357               *
Jeffrey C. Girard              11,011                 90,550               *
Jeffrey Noddle                 25,415                102,890               *
All directors and             393,923              1,117,377              (3)
 executive officers
 as a group
 (30 persons)

- --------
*Less than 1%.

(1) Includes 5,600 shares held by or for a child of Mr. Wright, as to which shares he disclaims beneficial ownership; and 8,000 shares held in a retirement trust for Mr. Wright.
(2) The persons listed have sole voting and investment power with respect to the shares listed except the following persons have shared voting and investment power: Ms. Perlmutter: 1,500 shares; Mr. Wright: 21,776 shares; Mr. Gage: 4,000 shares; and Mr. Anderson: 15,855 shares.
(3) All directors and executive officers as a group (30 persons) beneficially owned 1,511,300 shares of the outstanding Common Stock constituting approximately 2.2% of the outstanding Common Stock of the Company as of April 1, 1996. Options exercisable within 60 days are deemed beneficially owned.

                            SECTION 16(A) REPORTING

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the

Company. The Company believes that during the fiscal year ended February 24, 1996, its directors, executive officers, and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that Mr. Dabill amended one transaction contained in a previously filed Form 5 and Mr. Shives amended a previously filed Form 5 to reflect one transaction that had been inadvertently omitted. In making these statements, the Company has relied upon the written representations of its directors and executive officers.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  Pursuant to the Bylaws of the Company, the Board is divided into three classes with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. The Bylaws of the Company also provide that in the event of any vacancy on the Board of Directors occurring during the year, the vacant directorship may be filled by the vote of the remaining directors until the next Annual Meeting, at which time the stockholders shall elect a director to fill the balance of the unexpired term or the term established by the Board pursuant to the Bylaws. Edwin C. Gage, Garnett L. Keith, Jr., Richard L. Knowlton and Carole F. St. Mark are nominated for three-year terms expiring in 1999. There are currently 12 members of the Board of Directors.

  The Board of Directors is informed that each of the four nominees is willing to serve as a director; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

  The following sets forth information, as of April 1, 1996, concerning the four nominees for election as directors of the Company and as to the eight directors of the Company whose terms of office will continue after the Annual Meeting.

NOMINEES FOR ELECTION AS DIRECTORS FOR
TERMS EXPIRING AT THE ANNUAL MEETING IN 1999

  EDWIN C. GAGE, age 55; Chairman and Chief Executive Officer of GAGE Marketing Group, LLC (an integrated marketing services company) since 1991. Mr. Gage was President and Chief Executive Officer of Carlson Companies, Inc. (a diversified services company principally engaged in hotel, restaurant, travel services and incentives businesses) from 1989 to 1991, and from 1984 to 1989 he was President and Chief Operating Officer of that company. Mr. Gage was elected a director of the Company in 1986. He is also a director of Fingerhut Companies, Inc.

  GARNETT L. KEITH, JR., age 60; Vice Chairman of The Prudential Insurance Company of America (an insurance company) since 1984. Mr. Keith was elected a director of the Company in 1984. He is also a director of Pan-Holding Societe Anonyme.

  RICHARD L. KNOWLTON, age 63; Chairman of the Hormel Foundation (a public foundation) since 1995. Mr. Knowlton was Chairman of the Board of Hormel Foods Corporation (a food manufacturing company) from 1981 to 1995. From 1979 to 1992 Mr. Knowlton was President and from 1981 to 1993 he also served as Chief Executive Officer of that company. He is also a director of ReliaStar Financial Corp., First Bank System, Inc. and a member of the Board of Trustees, Mayo Foundation. Mr. Knowlton was elected a director of the Company in 1994.

  CAROLE F. ST. MARK, age 53; President and Chief Executive Officer of Pitney Bowes Business Services, a unit of Pitney Bowes, Inc. (a company engaged in the production and supply of business and business-related products and services) since 1994. From 1990 to 1994, Ms. St. Mark was

President of Pitney Bowes Logistics Systems and Business Services, from 1988 to 1990, she was President of the Business Supplies and Services Division, and from 1985 to 1988 she was Vice President, Corporate Planning & Development of Pitney Bowes, Inc. Ms. St. Mark was elected a director of the Company in 1989. She is also a director of Grand Metropolitan, PLC.

DIRECTORS WHOSE TERMS EXPIRE
AT THE ANNUAL MEETING IN 1998

  HERMAN CAIN, age 50; Chairman of the Board and Chief Executive Officer of Godfather's Pizza, Inc. (a company engaged in the operation and franchising of pizza restaurants) since 1986. Mr. Cain was elected a director of the Company in 1991. He is also a director of Whirlpool Corporation, Federal Reserve Bank of Kansas City, Utilicorp United, Inc. and Nabisco Holdings, Inc.

  STEPHEN I. D'AGOSTINO, age 62; President and Chief Executive Officer of D'Agostino Enterprises (an investment management company) since 1994. From 1992 to 1994 he served as Chairman of D'Agostino Investments (an investment management company). From 1988 to 1992, he was Chairman of Lord Capital Corporation (an investment management company). Mr. D'Agostino was elected a director of the Company in 1983. He is also a director of Catalina Marketing Corp. and Kysor Industrial Corporation.

  CHARLES M. LILLIS, age 54; Executive Vice President of U S WEST, Inc. (a diversified multimedia communications company) since 1987, and President and Chief Executive Officer of U S WEST Media Group, a division of U S WEST, Inc., since April 1995. Mr. Lillis is also a director of Commercial Federal Bank Corp.

  MICHAEL W. WRIGHT, age 57; Chairman of the Board, President, and Chief Executive Officer of the Company since 1982. Mr. Wright was elected a director of the Company in 1977. He is also a director of Honeywell Inc., The Musicland Group, Inc., ShopKo Stores, Inc. and Norwest Corporation.

DIRECTORS WHOSE TERMS EXPIRE
AT THE ANNUAL MEETING IN 1997

  VERNON H. HEATH, age 67; Chairman of the Board of Rosemount Office Systems, Inc. (an office furnishings company) since October, 1994. Mr. Heath was Chairman of the Board of Rosemount Inc. (a company engaged in the manufacture of measurement and control instrumentation) from 1991 to February, 1994. From 1968 to 1991, he was Chairman and Chief Executive Officer of that company. Mr. Heath was elected a director of the Company in 1982. He is also a director of Medtronic, Inc.

  WILLIAM A. HODDER, age 64; Chairman, Chief Executive Officer and a Director of Donaldson Company, Inc. (a manufacturer of filtration and noise abatement equipment) since 1984. Mr. Hodder was elected a director of the Company in 1990. He is also a director of Norwest Corporation, The Tennant Company, ReliaStar Financial Corp. and The Musicland Group, Inc.

  HARRIET PERLMUTTER, age 64; Trustee of the Papermill Playhouse (The State Theatre of New Jersey). Ms. Perlmutter was elected a director of the Company in 1978.

  WINSTON R. WALLIN, age 70; Chairman of the Board and a director of Medtronic, Inc. (a manufacturer of therapeutic medical devices). Mr. Wallin has been a director of Medtronic since 1978 and Chairman since 1986. From 1985 to his retirement in 1991, Mr. Wallin was President and Chief Executive Officer of that company. Mr. Wallin was elected a director of the Company in 1991. He is also a director of Bemis Company, Inc.

                            MEETINGS AND COMMITTEES
                           OF THE BOARD OF DIRECTORS

  The Board of Directors held six meetings during the last full fiscal year of the Company. Each incumbent director attended 75 percent or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all Committees on which such director served.

  The Company has an Audit Committee consisting of six directors who are not employees of the Company: Mr. Keith (Chairperson), Mr. D'Agostino, Mr. Heath, Mr. Knowlton, Mr. Lillis, and Ms. Perlmutter. Two meetings of the Committee were held during the last fiscal year. The Audit Committee recommends to the full Board of Directors the selection of independent auditors, reviews the activities and reports of the independent auditors, monitors the internal audit controls of the Company, and has such other duties as may be provided by the Board of Directors.

  The Company has an Executive Personnel and Compensation Committee consisting of six directors who are not employees of the Company: Mr. Gage (Chairperson), Mr. Cain, Mr. Hodder, Mr. Knowlton, Ms. St. Mark and Mr. Wallin. Three meetings of the Committee were held during the last fiscal year and the Committee also took three actions by Unanimous Written Consent. The Committee is responsible for reviewing, approving and reporting to the Board of Directors on compensation of corporate officers, adopting and changing major Company compensation programs, and election recommendations for corporate officers and succession planning. The Committee also grants stock options, stock appreciation rights, and awards under the Company's Executive Incentive Bonus Plan, Long-Term Incentive Plan, 1993 Stock Plan, 1983 Employee Stock Option Plan, and the Annual Cash Bonus Plan for Designated Corporate Officers.

  The Company has a Director Affairs Committee consisting of six members of the Board of Directors: Mr. Hodder (Chairperson), Mr. Heath, Ms. Perlmutter, Ms. St. Mark, Mr. Wallin and Mr. Wright. The Committee met four times during the last fiscal year. The Committee is responsible for recommending to the Board of Directors nominees for election to the Board of Directors of the Company, and policies and procedures for the Board of Directors. The Committee considers candidates for Board membership suggested by directors, officers, or stockholders of the Company and makes an evaluation of each candidate. Stockholders may suggest candidates for consideration by the Committee by submitting the candidate's name to the Secretary of the Company. Any stockholder wishing to nominate a candidate to be considered by the Committee must furnish a certificate of nomination signed by the stockholder setting forth the name, address and qualifications of the nominee and the nominee's written consent to be named in the proxy statement and to serve as a director if nominated and elected. To be considered by the Committee, any certificate of nomination for nominees to be elected at the 1997 Annual Meeting of Stockholders must be received by the Company on or before April 27, 1997. The Committee will evaluate each candidate and make its recommendation to the full Board of Directors.

  Stockholders may nominate persons for election to the Board of Directors, at an annual meeting of stockholders, by timely notice in proper written form to the Secretary of the Company. The Company's Bylaws provide that to be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper form, the stockholder's notice shall set forth in writing (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner. However, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. "Public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.

                           COMPENSATION OF DIRECTORS

  Directors who are employees of the Company or one of its subsidiaries do not receive additional remuneration as directors. Directors who are not employees currently receive the following directors' fees: a retainer of $20,000 per year plus $1,300 for each Board meeting attended and $700 for each Committee meeting attended. Committee chairpersons receive an additional $300 for each Committee meeting attended, and an additional annual retainer in the following amounts: Audit Committee: $2,000; Executive Personnel and Compensation
Committee: $3,000; Finance Committee: $1,000; and Director Affairs Committee:
$1,000. Directors also participate in a retirement/consulting plan which currently provides that non-employee directors who have served at least four years will receive an annual fee equal to the annual Board retainer fee in effect on their termination date, payable for the number of years of Board service, not to exceed ten years. A former director receiving payments under the retirement/consulting program must be available to management for consultation services and not engage in any activity directly competitive to the Company's business. Under the new compensation structure described below, the Directors' retirement/consulting program will be discontinued and replaced with a deferred retainer payable in Company Common Stock.

  The Director Affairs Committee has approved a new compensation structure for non-employee directors which will become effective June 27, 1996. Under the new program, directors who are not employees will receive the following compensation: cash retainer of $20,000 per year; deferred retainer of $15,000 per year payable in Company Common Stock pursuant to the Non-Employee Directors Deferred Stock Plan (which is proposed for approval by the stockholders at the 1996 Annual Meeting); $1,300 for each Board meeting attended; and $1,000 for each Committee meeting attended. Committee chairpersons will receive the same meeting attendance fee as all other Committee members but will receive an annual retainer in the following amounts: Audit Committee: $2,500; Executive Personnel and Compensation
Committee: $4,000; Finance Committee: $2,500; and Director Affairs Committee:
$2,500. Effective June 27, 1996, the Directors' retirement/consulting program will be discontinued. Benefits previously earned by directors will be frozen and will be limited as follows: Directors first elected to the Company's Board prior to June 27, 1996 will receive at termination an annual payment equal to $20,000 per year for the number of years of Board service prior to June 27, 1996, not to exceed ten years. Directors first elected to the Company's Board on or after June 27, 1996 will not participate in the Directors' retirement/consulting program.

  Non-employee directors may elect to defer payment of their directors' fees under a Deferred Compensation Plan, until they no longer serve as a director; the accrued amounts in each account are credited quarterly with interest until payment is made from the plan. Interest is credited on accruals prior to July 1, 1996, at the rate of 11%; accruals after July 1, 1996, will be credited with interest at the prime interest rate as published in The Wall Street Journal on the first business day of January each year. The interest rate for the balance of 1996 will be 8.5%. In addition, directors may elect to defer payment of their directors' fees under the Company's Executive Deferred Compensation Plans; depending on the date the election to defer was made, amounts deferred under such plans accrue interest at either four percent over the average rate for the twelve months preceding the beginning of each plan year of Moody's Corporate Bond Yield Average-Monthly Average Corporates as published by Moody's Investors Service, Inc., 120% of the ten year rolling average of ten year U. S. Treasury Notes, or 105% of the ten year rolling average of ten year U.S. Treasury Notes.

  Beginning July 1, 1996 non-employee directors will also be entitled to elect to defer payment of their directors' fees under the Non-Employee Directors Deferred Stock Plan ("Deferred Stock Plan"), which is proposed for approval by the stockholders at the 1996 Annual Meeting. Amounts credited to the Deferred Stock Plan in lieu of cash compensation (but not the $15,000 annual deferred retainer) will be increased by 10%. A deferred stock account will be established for each director which will be credited with shares of Company Common Stock with a market value equal to the Company's cash contribution. The Company has established an irrevocable grantor trust pursuant to which the Company will contribute funds and the trust will purchase shares of Company Common Stock in the amounts credited to each director's deferred stock account under the Deferred Stock Plan. The directors will not have any preferred claim on the trust assets, which will remain subject to the claims of the Company's creditors. Each director will be entitled to direct the trustee to vote all shares of Common Stock allocated to the director's account in the trust. The trust will distribute the shares of Company Common Stock to each director as payments become due pursuant to the terms of the Deferred Stock Plan. See Item 3 below for a more complete description of the Deferred Stock Plan.

  Under the Company's 1983 Employee Stock Option Plan, each non-employee director serving on the Board of Directors on June 30, 1992 was granted an option on that date to purchase 3,000 shares of Common Stock and each non-employee director first elected or appointed to the Board of Directors after June 30, 1992 and during the term of the plan will be granted, as of the date of such election or appointment, an option to purchase 3,000 shares of Common Stock. After the initial grant to each non-employee director, each such director is granted an option to purchase 3,000 shares of Common Stock as of each even numbered anniversary of the initial grant if such director's term of office continues thereafter. All options granted or to be granted to non-employee directors have an exercise price equal to the fair market value of the shares on the date of grant. All options granted to directors become exercisable in installments over a period of three years from the date of grant. If the stockholders approve the proposed amendments to the 1983 Employee Stock Option Plan included as Item 4 to this Proxy Statement, future option grants to directors will be immediately exercisable in full.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information concerning compensation for services in all capacities to the Company and its subsidiaries for each of the last three fiscal years for the Company's Chief Executive Officer and the other four most highly compensated executive officers in fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                    ANNUAL COMPENSATION       COMPENSATION AWARDS
                               ----------------------------- ---------------------
                                                                        SECURITIES
                                                    OTHER    RESTRICTED UNDERLYING
                                                   ANNUAL      STOCK     OPTIONS/   ALL OTHER
   NAME AND PRINCIPAL           SALARY   BONUS   COMPENSTION   AWARDS      SARS    COMPENSATION
        POSITION          YEAR   ($)      ($)        ($)       ($)(1)     (#)(2)      ($)(3)
   ------------------     ---- -------- -------- ----------- ---------- ---------- ------------
MICHAEL W. WRIGHT         1996 $780,000 $438,516   $ 1,254    $      0   150,000      $1,848
Chairman, President and   1995  780,000        0     7,292           0    50,000       6,120
Chief Executive Officer   1994  675,000  801,900     9,433           0    42,792       5,846
LAURENCE L. ANDERSON      1996  402,500  193,864     3,149           0    45,000       1,848
Executive Vice President  1995  387,000   19,350     2,569     321,250    25,000       6,120
                          1994  365,000  352,737    13,593           0    20,629       5,846
PHILLIP A. DABILL         1996  355,000  167,436       392           0    45,000       1,848
Executive Vice President  1995  338,000   16,900     1,633           0    18,750       6,120
                          1994  325,000  305,825     8,097           0    15,000       5,846
JEFFREY C. GIRARD         1996  353,600  166,775       192           0    45,000       1,848
Executive Vice President  1995  340,000   17,000     1,872           0    18,750       6,120
and Chief Financial       1994  325,000  309,075     8,775           0    17,250       5,846
Officer
JEFFREY NODDLE            1996  387,300  190,416       146           0    55,000       1,848
Executive Vice President  1995  327,003   16,350     4,443           0    18,750       6,120
                          1994  310,000  294,810     8,705           0    15,000       5,846

- --------
(1) In fiscal 1995, Mr. Anderson received a special award of 10,000 shares of restricted stock. The 10,000 shares awarded to Mr. Anderson had a fair market value as of February 24, 1996 of $318,750. No other shares of restricted stock are held by the named officers. For the purposes of this table, shares of restricted stock are valued based on the closing price of the Company's Common Stock on the date of grant. Dividends are paid on all shares of restricted stock.
(2) A limited stock appreciation right has been granted in tandem with each option reported in the table, and is exercisable for cash in lieu of such option only upon a Change of Control.
(3) Amounts of All Other Compensation are the amounts contributed during the fiscal year by the Company under the Pre-Tax Savings and Profit Sharing
    (401k) Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table provides information on grants of stock options and stock appreciation rights for fiscal 1996 to the named executive officers.

                                                                              POTENTIAL
                                                                             REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                                STOCK
                                                                         PRICE APPRECIATION
                                                                                 FOR          PRIOR COLUMNS
                                       INDIVIDUAL GRANTS                 OPTION TERM ($)(4)  ANNUALIZED(4)(5)
                         ----------------------------------------------- ------------------- ----------------
                          NUMBER OF     PERCENT OF
                          SECURITIES      TOTAL
                          UNDERLYING   OPTIONS/SARS EXERCISE
                         OPTIONS/SARS   GRANTED TO   OR BASE
                           GRANTED     EMPLOYEES IN   PRICE   EXPIRATION
          NAME                (#)(3)   FISCAL YEAR  ($/SHARE)    DATE       5%       10%       5%      10%
          ----           ------------  ------------ --------- ---------- -------- ---------- ------- --------
Michael W. Wright.......    50,000(1)      3.0%       28.25    6/26/05   $888,006 $2,250,205  88,801  225,021
                           100,000(2)      5.9%       28.25    6/26/00        -0-  1,724,691     -0-  344,938
Laurence L. Anderson....    15,000(1)       .9%       26.38    4/11/05    248,720    630,256  24,872   63,026
                            30,000(2)      1.8%       28.25    6/26/00        -0-    517,407     -0-  103,481
Phillip A. Dabill.......    15,000(1)       .9%       26.38    4/11/05    248,720    630,256  24,872   63,026
                            30,000(2)      1.8%       28.25    6/26/00        -0-    517,407     -0-  103,481
Jeffrey C. Girard.......    15,000(1)       .9%       26.38    4/11/05    248,720    630,256  24,872   63,026
                            30,000(2)      1.8%       28.25    6/26/00        -0-    517,407     -0-  103,481
Jeffrey Noddle..........    25,000(1)      1.5%       26.38    4/11/05    414,534  1,050,427  41,453  105,043
                            30,000(2)      1.8%       28.25    6/26/00        -0-    517,407     -0-  103,481


Total potential realizable value for the five officers who received stock option grants is $2,048,700 and $8,985,719, at the 5% and 10% stock price growth assumptions respectively. Assuming 5% and 10% stock price growth over a period of 10 years commencing April 1, 1995, the increase in total stockholder value from stock price appreciation alone for all shares outstanding on that date would be $1,180,320,000 and $2,991,500,866, respectively.

- -------
(1) The term of these options is 10 years with 20% of such options exercisable upon grant and an additional 20% becoming exercisable on each of the next four anniversary dates of grant, except that all such options become fully exercisable upon a Change of Control.
(2) These options are a special grant of "price vesting" options with a term of 5 years. "Price vesting" options will become exercisable only (i) if the optionee remains in the employ of the Company for an additional two years following the grant date and the Company's Common Stock attains an average price of $40 per share for 20 consecutive trading days prior to the expiration of the options or (ii) upon a Change of Control.
(3) The exercise price may be paid by delivery of already-owned shares, and tax withholding obligations related to exercise may be paid by delivery of already-owned shares or offset of the underlying shares. A "restoration" option (also referred to as a "reload" option) may be granted when the payment of the exercise price of another option (the "Base Option") is made by delivery of the Company's Common Stock; each restoration option is for the number of shares of Common Stock tendered as payment for the exercise price and withheld for tax purposes, upon exercise of the Base Option. The exercise price of each restoration option is the fair market value of the Company's Common Stock on the date of grant. Each restoration option is exercisable in full on the date of grant, and will expire on the same date as the Base Option. All options reported in the table are entitled to restoration options. A limited stock appreciation right has been granted in tandem with each option reported in the table, and is exercisable for cash in lieu of such option only upon a Change of Control.
(4) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
(5) Computed by dividing potential realizable value at the assumed annual rates of stock price appreciation by the term of the option.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table provides information on option exercises in fiscal 1996 by the named executive officers and the value of such officers' unexercised options/SARs at fiscal year end (February 24, 1996).

                                             NUMBER OF SECURITIES
                          SHARES            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                         ACQUIRED           OPTIONS/SARS AT FISCAL   IN-THE-MONEY OPTIONS/SARS
                            ON     VALUE         YEAR-END (#)         AT FISCAL YEAR-END ($)
                         EXERCISE REALIZED ------------------------- -------------------------
NAME                       (#)     ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
- ----                     -------- -------- ----------- ------------- ----------- -------------
Michael W. Wright.......  15,000  $117,113   235,826      187,118    $1,243,988    $530,000
Laurence L. Anderson....     -0-       -0-    99,603       72,552       251,879     203,234
Phillip A. Dabill.......   5,000    44,663    75,733       62,126       246,089     190,960
Jeffrey C. Girard.......     -0-       -0-    76,900       63,600       316,452     194,122
Jeffrey Noddle..........   3,500    24,920    88,841       69,551       327,650     232,013

- --------
(1) The value received is in the form of stock ownership as none of such shares acquired upon exercise by the named executive officer have been sold.

                                 PENSION PLANS

  The following table sets forth various estimated maximum annual benefits which would become payable upon retirement at age 65 under the combination of the Company's tax-qualified defined benefit retirement plan, the Non-qualified Supplemental Executive Retirement Plan (or, if applicable, the Excess Benefits
Plan) maintained for certain highly compensated employees, and the "Retirement Benefit Plan Account" of the Company's deferred compensation plans, to participants in the final average pay and years of credited service categories indicated. The table does not reflect the $120,000 per year limitation on annual benefits payable from the plans imposed by Section 415 of the Code, nor the $150,000 per year limitation on compensation included in final annual average pay imposed by Section 401(a)(17) of the Code; the Company's Non-qualified Supplemental Executive Retirement Plan and Excess Benefits Plan allow payment of additional benefits so that retiring employees may receive, in the aggregate, the benefits they would have been entitled to receive had such Code Sections not imposed maximum limitations.

                                          YEARS OF SERVICE(1)
        FINAL ANNUAL        ---------------------------------------------------------------
       AVERAGE PAY(2)          15               20               25               30
       --------------       --------         --------         --------         --------
       $  250,000           $ 55,875         $ 74,500         $ 93,125         $111,750
          450,000            103,875          138,500          173,125          207,750
          650,000            151,875          202,500          253,125          303,750
          850,000            199,875          266,500          333,125          399,750
        1,350,000            319,875          423,500          526,125          625,750
        1,800,000            427,875          567,500          705,125          841,750

- --------
(1) The above calculations of annual benefits estimated to be payable upon normal retirement are computed using the straight-life annuity method and are necessarily based upon certain assumptions, including (a) that the employee remains in the employ of the Company or a subsidiary until the normal retirement age of 65 (although retirement is permitted at age 62 without benefit reduction because of age); and (b) that the Company's present retirement plans remain in force until the retirement date. Benefits under such plans are not reduced by the participant's Social Security benefit.
(2) Includes salary and bonus.

  As to each of the individuals named in the Summary Compensation Table above, their final annual average pay and credited years of service under the plans as of February 24, 1996 were as follows: Mr. Wright: $1,266,901, 19 years; Mr.
Anderson: $561,736, 21.3 years; Mr. Dabill: $509,832, 33.6 years; Mr. Girard:
$510,527, 5.5 years; and Mr. Noddle: $500,026, 19.8 years.

                           SEVERANCE AGREEMENTS AND
                        CHANGE-IN-CONTROL ARRANGEMENTS

  The Company has entered into change of control severance agreements (the "Severance Agreements") with officers of the Company, including those identified in the Summary Compensation Table above. The Severance Agreements provide that, if, within two years after a Change of Control (as defined therein), the Company terminates the individual's employment other than for Cause (as defined therein) or disability, or the individual terminates his or her employment for Good Reason (as defined therein), then the individual will be entitled to a lump-sum cash payment equal to (1) a multiple of one, two or three times the individual's annual base salary, plus (2) a multiple of one, two or three times his or her average annual bonus for the three fiscal years immediately preceding the date of termination. Such multiple is three for Mr. Wright; two for Mr. Anderson, Mr. Dabill, Mr. Girard and Mr. Noddle; and one or two for all other officers of the Company. Each individual would also receive his or her salary through the date of termination, all other amounts owed to the individual at the date of termination under the Company's benefit plans, and a lump-sum retirement benefit equal to the difference between (a) the actuarial equivalent of the benefit the individual would receive under the Company's retirement plans if he or she remained employed by the Company at the compensation level provided by the Severance Agreement for a one, two or three year period following the date of termination, and (b) the actuarial equivalent of the benefit to which the individual is otherwise then entitled under the Company's retirement plans. In addition, under such circumstances, the individual will be entitled to continued medical coverage, including family coverage, for a one, two or three year period after the date of termination. Mr. Wright's Severance Agreement provides that any termination by him during the 30-day period immediately after the six-month anniversary of the Change of Control will be considered to be for Good Reason. The Severance Agreements contain provisions designed to deal with the golden parachute tax rules. These provisions would decrease the severance benefits owed to the individual, but only if the result is to give the individual a larger after-tax benefit than if the payments are not reduced. The individual is permitted to elect which payments would be reduced.

  Certain of the Company's benefit plans and related agreements contain provisions intended to preserve the economic benefits conferred thereby in the event of a Change of Control (as defined in such plans or agreements). Outstanding stock options, as well as performance shares and restricted stock awards, become fully vested upon a Change of Control. Outstanding stock appreciation rights also become exercisable upon a Change of Control, allowing the holder to receive cash instead of exercising the related stock option. Amounts payable under the Executive Deferred Compensation Plans are to be maintained following a Change of Control and may be increased by 130% to deal with the golden parachute tax rules. The Company's retirement plans provide for full vesting if employment terminates under specified circumstances following a Change of Control, and preserve any excess plan assets for five years following a Change of Control for the benefit of plan participants at the time of a Change of Control.

  The Company has established an irrevocable grantor trust under which the Company may set aside funds in the future at the Board of Directors' discretion (except that if a Change of Control, as defined therein, occurs with respect to the Company, such setting aside of funds shall occur automatically) to satisfy the Company's obligations under certain of its retirement, deferred compensation and other benefit plans. The participants in those plans do not have any preferred claim on the trust assets, which remain subject to the claims of the Company's creditors. If any funds set aside in the trust are insufficient to pay amounts due to beneficiaries of the trust, then the Company will be liable for those amounts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Gage, Hodder, Cain, Knowlton, Wallin and Ms. St. Mark served on the Executive Personnel and Compensation Committee during fiscal 1996.

  Mr. Gage and certain family members, as trustees for revocable trusts, are general partners, among others, of Carlson Real Estate Company, a limited partnership which leases a retail supermarket in Shakopee, Minnesota, to the Company for a term ending in 2008, with options to renew. The annual rental is $199,000, increasing to $224,000 in 1998 and $232,000 in 2003, which the
Company believes to be a fair market rental. The leased premises are subleased by the Company to an independent retail supermarket operator.

                         REPORT OF EXECUTIVE PERSONNEL
                          AND COMPENSATION COMMITTEE

  The Executive Personnel and Compensation Committee of the Board of Directors (the "Committee"), composed entirely of independent non-employee directors, has implemented a comprehensive Executive Compensation Program within the Company. The Committee has structured this program to serve the interests of stockholders by providing compensation to executive officers in direct proportion to their responsibilities and efforts as these impact the objectives of the Company. The program consists of both cash and stock elements, with the majority of executive officers' total compensation value in the form of variable compensation tied to Company performance and stock price performance.

  The Company's Executive Compensation Program is based on the following principles:

  1. The program will enable the Company to attract, retain and motivate the key executives necessary for the Company's current and long-term success.

  2. Compensation plans are designed to support the Company's long range business strategy.

  3. Executive compensation is linked to corporate performance and attainment of designated strategic objectives.

  4. A significant portion of executive gain is tied to the enhancement of stockholder value.

  5. The Committee exercises independent judgment and approval authority with respect to the Executive Compensation Program and the awards made under the Program.

  The structure of the Company's Executive Compensation Program is based on a market comparison of compensation for equivalent positions in industries from which the Company draws executive talent as well as a position evaluation designed to achieve internal equity based on job responsibility. The Company's primary market comparison for compensation is the 11 companies comprising the composite peer group for the comparative performance graph on page 18 plus three additional non-grocery distribution companies, all adjusted for size based primarily on market capitalization (collectively the "Compensation Peer Group"). The Company engaged outside consulting firms to perform this market comparison in each of the past four years. These market comparisons are the basis for designing the Company's current compensation structure, which has a mix of fixed to variable compensation and short-term to long-term incentive potential approximating the mix within the Compensation Peer Group. The 1993, 1994 and 1995 market comparisons were performed to ensure that the dollar values of the various plan components as well as total compensation approximated those within the Compensation Peer Group. In addition to a review of compensation plan design and compensation levels relative to the Compensation Peer Group, the Committee also reviews the Company's performance on a number of key financial measures relative to the Compensation Peer Group plus selected other industry companies.

  The variable compensation components of the program are designed so that executives' total compensation will be above that of the Compensation Peer Group when Company performance is superior, and below that of the Compensation Peer Group when performance is below industry norms. This fluctuation in compensation value is increased by the substantial use of stock in the program (as described in more detail in the remainder of this report), so that total compensation will significantly increase or decrease in direct relation to increases or decreases in the price of the Company's stock.

  The application of the above stated principles is described in the following sections which summarize the major components of the Company's Executive Compensation Program, including factors and criteria upon which compensation was awarded to the Company's Chief Executive Officer for fiscal 1996.

BASE SALARIES

  The base salary levels for executive officers are determined from a position evaluation process designed to achieve internal equity based on job responsibility, and by reference to base salary levels in industries from which the Company draws executive talent as analyzed by an outside compensation consulting firm. The Company's salary structure is based on the median salary levels of companies in these industries which are similar in size to the Company. Actual salaries may be set above or below this median depending on individual job performance and experience.

  The Committee annually reviews and approves all salary increases for executive officers other than the CEO. Increases for these executives are proposed to the Committee by the CEO based on financial results and a qualitative assessment of performance. After discussion, the Committee makes a final determination of any salary increases.

  The Chairman of the Committee conducts an annual formal performance evaluation of the CEO based on written input from all Board members. The following factors are considered in this performance evaluation: financial results, strategic planning, leadership, customer service, succession planning, human resource management/EEO, communications, external relations and Board interface. Salary adjustments for the CEO are currently made every other year. There was no change to the CEO's base salary for fiscal 1996 since an increase had occurred for fiscal 1995.

ANNUAL INCENTIVE

  All of the Company's executive officers are eligible to receive an annual cash bonus designed to motivate these executives to meet or exceed individual and financial goals which support the Company's business plans as these are translated into annual performance measures. Specifically, the annual bonus plan for executive officers is designed to stimulate and reward growth in Company earnings. The Committee assigns eligible executives target bonus levels which approximate the bonus opportunity for comparable positions within the Compensation Peer Group. Among executive officers, these range from 20% of annual base salary to 60% of annual base salary for the CEO. These target bonus levels have been in effect for several years, and normally change only when an individual enters a new position. Ninety percent of this award potential (100% in the case of the CEO) is tied to the Company's net profit performance. The remaining ten percent for executives other than the CEO is based on a subjective evaluation of performance relative to personal objectives. Bonus payments increase, and can go above target levels, as net profit growth meets and exceeds the annual rate of profit growth targeted by the Board in advance of the fiscal year. In no event can the amount paid as annual incentive bonus exceed two times the target bonus level of the position.

  For fiscal 1996, all bonuses to the five named executive officers were paid under the Annual Cash Bonus Plan for Designated Corporate Officers which was administered by the Committee. This Plan, as approved by stockholders, is intended to qualify compensation paid thereunder as "qualified performance based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), so that the Company may claim federal income tax deductions for payments made under the Plan. For fiscal 1996, the only bonus awards paid under this Plan are shown in the "Bonus" column of the Summary Compensation Table on page 9.

LONG-TERM INCENTIVE COMPENSATION

  The Company has implemented, with stockholder approval, a Long-Term Incentive Plan and Stock Option Plans. Together, these plans tie a significant portion of the executives' total compensation to long term results. The Executive Compensation Program is structured so that the overall value of the long term incentive potential approximates that of the Compensation Peer Group. The Committee has structured these long term plans so that normally there is approximately equal value between the awards under the Long-Term Incentive Plan and the grants under the Stock Option Plans.

  Long-Term Incentive Plan. The Plan empowers the Committee to select Plan participants, approve awards under the Plan, and in general, interpret and administer the Plan. In fiscal 1995, the Committee granted executive officers and division presidents performance shares with a value equal to a fixed percent of the participant's base salary plus target annual bonus. These percentages are set at a level which is expected to produce a value, when combined with the value of stock options, approximately equal to the long term compensation potential of the Compensation Peer Group. Awards under the Plan cover the three-year period consisting of fiscal 1995 through fiscal 1997. For corporate officers, half of any award depends on annual performance for each of the three years in the three year period relative to a return on invested capital objective. The other half of the award potential is dependent on the Company's total stockholder return performance for the entire three year period relative to the group of companies comprising the performance graph peer group on page 18. This design aligns more of the executives' compensation with stockholder return, specifically as this stockholder return relates to the peer group disclosed in the proxy statement. Award value is dependent on both corporate ROIC performance and total shareholder return (which determines the number of shares earned) and stock price (which determines the value of the shares earned). If an award is earned, performance shares are converted to restricted stock with a one to two year requirement of further employment, so that termination before the restrictions lapse, or a decrease in the stock price, will result in forfeiture of the award or diminishment in its value. This provides a continuing incentive for executives to remain with the Company and focus on stockholder value after the award has actually been earned. The Committee determined minimum, target and maximum payout amounts for each participant based on fiscal 1996 corporate ROIC performance for officers, and corporate ROIC and division return on capital employed ("ROCE") performance for division presidents. Application of the criteria set forth in the awards under the Plan for fiscal 1996 resulted in Division Presidents earning an aggregate of 17,531 shares of restricted stock based on division performance criteria. No restricted shares were earned by corporate officers for fiscal 1996, and no additional awards were made to the named officers in fiscal 1996.

  Stock Option Plans. The Committee believes that executive gain tied to stock price appreciation is the most effective way of aligning executive and stockholder interests. The Company historically has utilized stock options to accomplish this objective, but in 1992 also established stock ownership targets for executive officers. These two programs together cause executives to view themselves as owners with a meaningful equity stake in the business over the long term.

  Under the Company's stock option plans, the Committee makes annual grants of stock options to key employees. The Committee has established grant guidelines intended to produce a value which, when combined with the value of Long-Term Incentive Plan awards, approximately equals the long term compensation potential of the Compensation Peer Group. The Committee also considers subjective factors in determining grant size; grants are not automatically tied to a formula or the optionee's position in the Company. Poor corporate, division or individual performance will impact the size of an optionee's grant. In addition, current ownership of stock is a consideration in the size of option grants for officers and division presidents. That is, minimal ownership can result in future grants being reduced in size. Based on the stock grant guidelines and the subjective factors described above, annual grant recommendations are developed, reviewed by the CEO and presented to the Committee for final approval.

  The Committee awarded Mr. Wright grants of stock options in fiscal 1996 which were based on the criteria described above and the performance review process described in the section on base salary.

  Stock options are designed to align executive gain with stockholder gain, and for that reason options are granted with an exercise price equal to the market price of the Company's stock on the date of grant. To maintain executives' carried interest in Company stock, the Company implemented in 1992, following stockholder approval, a restoration stock option program (commonly referred to as a reload option program) which provides that stock surrendered to exercise an option would be replaced with a new option grant exercisable at the then current market price for the remainder of the option term.

  Price Vesting Options. In June of 1995, the Committee approved a special grant of stock options to officers and select key operation heads. These options, granted to the named executive officers at the then current market price of $28.25, are shown in the Table on Option/SAR Grants on page 10. This grant was in addition to normal annual grant levels, but these options will only become exercisable if the optionee remains employed with the company for at least two years after grant and the price of SUPERVALU stock averages $40.00 or more for twenty consecutive trading days during the five year term of these options. If this price target is not met within five years, the options will expire and be of no value to the recipients. The objective of this special grant is to focus top management on increasing the price of Company stock to the designated level during a critical period of transformation in business operations. Any compensation value generated by these grants will come solely from stock price appreciation to at least $40.00 per share.

STOCK OWNERSHIP GUIDELINES

  Stock ownership guidelines for executive officers were established in 1992 so that these executives would face the same downside risk, in addition to upside potential, as stockholders experience. Executives are expected to show significant progress toward reaching these ownership goals. The goal for the Chief Executive Officer is six times annual base salary excluding vested and unexercised stock options.

POLICY REGARDING TAX DEDUCTION FOR COMPENSATION UNDER INTERNAL REVENUE CODE
SECTION 162(M)

  Section 162(m) of the Internal Revenue Code prohibits the Company from deducting executive compensation in excess of $1 million for the five executive officers named in the Summary Compensation Table, unless certain conditions are met. In 1994, the Company proposed and the stockholders approved, an annual incentive plan which met the required conditions and preserved the tax deductions for compensation paid under the plan. The Committee will make every reasonable effort to continue to preserve this tax deduction consistent with the Executive Compensation Program principles stated at the beginning of this report.

CONCLUSION

  The Committee believes that the caliber and motivation of executive management is fundamentally important to the Company's performance. The Committee plays a very active role in ensuring that the compensation principles stated previously are being met by the Company's compensation plans. Independent compensation consultants have assisted the Committee in designing these plans, assessing the effectiveness of the overall program, and comparing the value of these programs and the Company's performance to relevant peer companies. Program value is reviewed by individual component and in the aggregate, with special attention given to the mix of fixed and variable compensation, and short-term and long-term award potential. At the top executive levels of the Company, the majority of total compensation is variable in nature (that is, dependent on performance results) with more than half of such variable compensation tied to long term performance. Both stock price appreciation and financial factors related to this appreciation, such as earnings growth (in the annual bonus plan) and return on invested capital (in the Long-Term Incentive Plan) determine the variable compensation. This is intended to result in total compensation being above industry averages when performance is superior, and being below competitive levels when performance is below expected levels or the Company stock fails to appreciate. The Committee believes that the Executive Compensation Program has been a substantial contributor toward motivating executives to focus on the creation of stockholder value.

Respectfully submitted,

Edwin C. Gage, Chairman                   Richard L. Knowlton
Herman Cain                               Carole F. St. Mark
William A. Hodder                         Winston R. Wallin

                             PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with that of the S&P 500 Stock Index and a group of peer companies in the wholesale and retail grocery industries (assuming the investment of $100 in each vehicle on February 28, 1991, and the reinvestment of all dividends on a quarterly basis). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
      SUPERVALU INC., S&P 500 STOCK INDEX AND COMPOSITE PEER GROUP(1)

                             [GRAPH APPEARS HERE]

                1991          1992           1993           1994           1995           1996
                ----         ------         ------         ------         ------         ------
SUPERVALU       100          104.19         133.31         156.70         112.76         145.76
S&P 500         100          115.96         128.25         138.85         148.99         200.44
Peer Group      100           97.03         105.73          99.02          89.36         119.35

- --------

(1) The composite peer group is comprised of the following food wholesalers and food retailers: Albertson's, Inc., American Stores Company, Fleming Companies, Inc., Food Lion, Inc., Great Atlantic & Pacific Tea, The Kroger Company, Nash Finch Company, Richfood Holdings Inc., Safeway Inc., Super Food Services, Inc., and The Vons Companies, Inc. Super Rite Foods was acquired by Richfood Holdings Inc. in fiscal 1996 and is no longer reported as a separate company with the peer group. The returns of the peer group companies were weighted based on their respective market capitalization and on the relative percentage of the Company's operating profit realized from wholesale and retail food operations (excluding restructuring charges) for each year. The performance graph indicates results calculated to the last business day in February each year.

          PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                                   (ITEM 2)

  The Board of Directors, upon recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending February 22, 1997, and is seeking the ratification of this appointment by the stockholders.

  A partner of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

                      PROPOSAL TO ADOPT THE NON-EMPLOYEE
                         DIRECTORS DEFERRED STOCK PLAN
                                   (ITEM 3)

  On February 14, 1996, the Board of Directors, upon recommendation of the Director Affairs Committee, adopted the Non-Employee Directors Deferred Stock Plan (the "Deferred Stock Plan") and recommended that the Deferred Stock Plan be submitted for approval by the stockholders at the 1996 Annual Meeting of Stockholders. A copy of the Deferred Stock Plan is attached as Exhibit A to this Proxy Statement, and the following discussion is qualified by reference to the full text of the Deferred Stock Plan.

  The purpose of the Deferred Stock Plan is to further strengthen the alignment of interests between members of the Company's Board of Directors who are not employees of the Company and the Company's stockholders through increased ownership by Board members of Company Common Stock.

  Under the Deferred Stock Plan, each non-employee director will receive an annual award, as a credit to his or her deferred stock account, of that number of shares of Company Common Stock having a fair market value on the award date of $15,000 (the "Deferred Stock Retainer"). The aggregate amount of the Deferred Stock Retainers payable to all non-employee directors is expected to be $165,000 for fiscal 1997.

  Each non-employee director may also elect to defer all or any part of the director's cash compensation for serving as a member of the Board of Directors into the Deferred Stock Plan. Each director who elects to defer compensation pursuant to the Deferred Stock Plan will receive a credit, on each quarterly payment date, for that number of shares of Company Common Stock having a fair market value equal to 110% of the cash compensation otherwise payable to the director on that date. Dividends on shares credited to a director's deferred stock account will be reinvested in shares of the Company's Common Stock.

  Prior to the time amounts are credited to the director's deferred stock account, each director must make an irrevocable election as to the year in which payments from the account will be made, either in a lump sum or in annual installments over not more than 15 years; provided, however, that upon a Change of Control (as defined in the Deferred Stock Plan) all accounts will be immediately payable. Payment of the deferred stock accounts will be made in shares of Company Common Stock.

  The Deferred Stock Plan will be administered by the Director Affairs Committee (excluding any member who would not be considered a "disinterested director") which has authority to establish rules for its administration. The Board may terminate, suspend or amend the Deferred Stock Plan at any time.

  The Company has established an irrevocable grantor trust pursuant to which the Company will contribute funds and the trust will purchase shares of Company Common Stock in the amounts credited to each director's account under the Deferred Stock Plan. The directors will not have any preferred claim on the trust assets, which will remain subject to the claims of the Company's creditors. Each director will be entitled to direct the trustee to vote all shares of Common Stock allocated to the director's account in the trust. The trust will distribute the shares of Common Stock to each director as payments become due pursuant to the terms of the Deferred Stock Plan.

  The Board of Directors recommends a vote "FOR" the proposal to approve the Deferred Stock Plan, as set forth in Exhibit A to this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the 1996 Annual Meeting of Stockholders will be necessary for approval of the Deferred Stock Plan.

                             PROPOSAL TO AMEND THE
                        1983 EMPLOYEE STOCK OPTION PLAN
                                   (ITEM 4)

  Management of the Company believes that stock options have become an important element in attracting and retaining members of the Board of Directors who are not also employees of the Company or its subsidiaries ("Non-Employee Directors") and in enhancing such Directors' identification with the Company's stockholders.

  The 1983 Employee Stock Option Plan ("1983 Plan") currently provides for the automatic grant of options which do not qualify as incentive stock options to Non-Employee Directors. Each Non-Employee Director serving on the Board of Directors is granted an option to purchase 3,000 shares of Common Stock on first election or appointment to the Board and on each even numbered anniversary of the initial grant. Each option granted to a Non-Employee Director has an exercise price equal to the fair market value of the shares of Common Stock on the date of grant and expires on the tenth anniversary of the date of grant. Currently, each option granted to a Non-Employee Director is exercisable as to 40% of the shares on the first anniversary of the date of grant and as to an additional 30% of the shares on each of the second and third anniversaries of the date of grant. If a Non-Employee Director retires from the Board, the Director has a limited period of time ranging from three months to two years within which to exercise the option.

  On February 14, 1996, the Board of Directors authorized submission to the stockholders at the 1996 Annual Meeting of Stockholders of an amendment to the 1983 Plan to eliminate the restrictions on exercise of stock options following a Non-Employee Director's retirement from the Board, and to no longer require that options granted to Non-Employee Directors vest over a period of three years. The amendment would further provide that following the initial option grant, additional options would be granted to Non-Employee Directors at the rate of 3,000 shares every other year on the date of the Company's Annual Meeting in each even numbered year, provided the Director would continue to serve on the Board following such Annual Meeting.

  The Company believes that these amendments will make the 1983 Plan more competitive with similar option plans for non-employee directors of other companies and will enable Non-Employee Directors to more rapidly increase their equity investment in Company Common Stock.

  A copy of the 1983 Plan, reflecting the changes outlined above, is attached as Exhibit B to this Proxy Statement, and the discussion of the 1983 Plan and the amendments thereto is qualified by reference to the full text of the 1983 Plan.

  SUMMARY OF 1983 PLAN. The 1983 Plan is administered by the Executive Personnel and Compensation Committee ("Committee"). Options may be granted only to key salaried management employees of the Company or any subsidiary and to Non-Employee Directors.

  The aggregate number of shares of the Company's Common Stock which may be issued under all options granted pursuant to the 1983 Plan is 4,500,000 shares. As of April 1, 1996, 1,658,593 shares had been issued, 2,372,801 shares were subject to outstanding options and 468,606 shares were available for future grants under the 1983 Plan. As of such date, approximately 364 optionees held options under the 1983 Plan. The closing price of the Company's Common Stock on the New York Stock Exchange on May 1, 1996 was $31.875.

  Except with respect to Non-Employee Director options, the Committee determines at the time of grant whether the option is to qualify as an incentive stock option under the Internal Revenue Code of 1986, as amended ("Code"), the number of shares subject to the option and the term of the option. No option can have a term in excess of ten years from the date of grant. Options may be exercisable in installments or otherwise, as the Committee may determine for each grant. All options become fully exercisable upon a Change of Control (as defined in the 1983 Plan). No option granted under the 1983 Plan may be assigned or transferred except by will or the laws of descent and distribution, and each option may be exercised during the life of the optionee only by the optionee.

  The 1983 Plan provides that the Committee may grant "restoration" options to any optionee (other than a Non-Employee Director), separately or together with any option, and may establish the terms and conditions of such "restoration" options. Pursuant to a "restoration" option, the optionee is granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by using shares of Common Stock owned by the optionee. The new option granted upon such exercise is an option to purchase the number of shares not exceeding the sum of (i) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such "restoration" option relates and (ii) the number of shares of the Company's Common Stock tendered as payment of the amount to be withheld under income tax laws in connection with the exercise of the option to which such "restoration" option relates.

  The number and class of shares, and the exercise price, under each outstanding option may be adjusted in the event of any stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, exchanges of shares or other changes in the Common Stock of the Company. In the event of any such changes, the aggregate number and class of shares available under the 1983 Plan will also be adjusted.

  The 1983 Plan may be terminated or amended by the stockholders of the Company. The Board of Directors may terminate or amend the 1983 Plan without stockholder approval, except that the Board may not make any material change in the class of employees eligible to receive incentive stock options or increase the total number of shares reserved under the 1983 Plan without stockholder approval. The Board of Directors may not amend the foregoing provisions governing the grant of options to Non-Employee Directors more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations thereunder. The 1983 Plan will expire on February 7, 1999, and no options can be granted under the 1983 Plan after such date.

  There are no federal income tax consequences to the Company or the optionee upon the granting of an option. Under current federal income tax law, an optionee who exercises an incentive stock option will realize no ordinary taxable income at the time of exercise (but does realize income for purposes of the alternative minimum tax), and the Company will not be entitled to a tax deduction when the optionee exercises the option. If the optionee holds the shares for at least one year after exercise and two years from the date the incentive stock option was granted, no tax deduction will be allowed to the Company upon the sale of such shares by the optionee. In the event of such sale of shares, the optionee will recognize long-term capital gain or loss in an amount equal to the difference between the option price for the shares and the sale price if, as is usually the case, the shares are a capital asset in the hands of the optionee. Upon the exercise of an option not qualifying as an incentive stock option, the optionee will realize ordinary income equal to the difference between the exercise price and the market value of the shares on the date of exercise, unless the optionee is a person subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). An optionee subject to Section 16(b) of the Exchange Act will also recognize ordinary income on the date of exercise if the option was held for six months from the date of grant and there was no separate non-exempt purchase of Company securities by such optionee within six months before the date of exercise. Subject to the general rules concerning deductibility of compensation, the Company will be allowed an income tax deduction in the amount that, and for its taxable year in which, a holder of an option (which is not an incentive stock option) recognizes ordinary income upon the exercise thereof.

  The Board of Directors recommends a vote "FOR" the above proposal to amend the 1983 Plan to provide for the changes outlined above as set forth in Exhibit B to this Proxy Statement. The affirmative vote of a majority of the shares of Common Stock entitled to vote and present in person or by proxy at the 1996 Annual Meeting of Stockholders will be necessary for amendment of the 1983 Plan.

                             STOCKHOLDER PROPOSAL
                                   (ITEM 5)

  A stockholder (name and address and Common Stock holdings of proponent will be supplied upon oral or written request to the Secretary of the Company) has submitted the following proposal for action at the Annual Meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS
PROPOSAL.

Stockholder Proposal

  RESOLVED: That the stockholders of SUPERVALU INC. ("SUPERVALU" or the "Company") request the Board of Directors to redeem the preferred share purchase rights issued in 1989 unless such issuance is approved by the affirmative vote of a majority of the outstanding shares at a meeting of the stockholders to be held as soon as may be practicable.

Supporting Statement of the Stockholder

  On April 12, 1989 the Board of Directors of SUPERVALU declared, without stockholder approval, a dividend of preferred share purchase rights ("rights"). We strongly believe that such rights are a type of anti-takeover device, commonly known as a poison pill, which injures stockholders by reducing management accountability and adversely affecting stockholder value.

  The stockholders of the Company believe the terms of the rights are designed to discourage or thwart an unwanted takeover of the Company. While management and the Board of Directors should have appropriate tools to ensure that all stockholders benefit from any proposal to acquire the Company, the stockholders do not believe that the future possibility of a takeover justifies unilateral implementation of such a poison pill.

  Rather, we believe that it is the stockholders who should have the right to vote on the necessity of such a powerful tool which could be used to entrench existing management. Rights plans such as the Company's have become increasingly unpopular in recent years.

  The negative effects of poison pill rights plans on the trading value of companies' stock have been the subject of extensive research. A 1986 study (covering 245 companies adopting poison pills between 1983 and July 1986) was prepared by the Office of the Chief Economist of the U.S. Securities and Exchange Commission on the effect of poison pills on the wealth of target stockholders. It states that "empirical tests, taken together, show that poison pills are harmful to target stockholders, on net." A 1992 study by Professor John Pound of Harvard's Corporate Research Project and Lilli A. Gordon of the Gordon Group found a correlation between high corporate performance and the absence of poison pills.

  At SUPERVALU's 1995 Annual Meeting of Stockholders, 63% of the voting shares were cast in favor of this proposal. Nevertheless, SUPERVALU rejected this majority opinion by subsequently failing to implement the proposal.

  We therefore resubmit this stockholder proposal based on our continuing beliefs that the unilateral and undemocratic adoption of the rights plan by the Company is unjustified, that the continued existence of such a rights plan is unjustified and not in the best interest of the stockholders. We believe that the preferred share purchase rights should either be redeemed or voted on by stockholders.

                    WE URGE YOU TO VOTE FOR THIS RESOLUTION

                               ----------------

Company's Statement in Opposition to Proposal

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

  The Preferred Share Purchase Rights Plan (the "Rights Plan") was adopted by the Board of Directors in 1989 to protect the Company's stockholders against certain abusive takeover practices prevalent in the marketplace and to ensure that all stockholders are treated fairly and equally. The overriding objective of the Board of Directors in adopting the Rights Plan was, and continues to be, the preservation and maximization of the Company's value for all stockholders.

  The Board believes that the Rights Plan is a sound and reasonable means of protecting against unfair and abusive takeover practices and is both appropriately within its discretion and an essential exercise of its fiduciary obligations to the stockholders. The Board also believes that many stockholders have come to recognize the effectiveness of these plans in protecting and enhancing value for all stockholders.

  The Rights Plan does not preclude a prospective bidder from making an offer for the Company. Moreover, the Rights Plan is not intended to prevent a takeover of the Company nor would it do so. The Rights Plan is intended to give the Board sufficient time, if presented with an offer to acquire the Company, to evaluate the offer and any possible alternatives and to take those steps that the Board believes would be necessary to maximize the value that can be achieved for all stockholders.

  The Rights Plan is designed to encourage any prospective bidder for the Company to negotiate with the Company's Board. The Board believes that its ability to negotiate effectively with a potential acquiror on behalf of all stockholders is significantly greater than that of the stockholders individually. A bidder who chooses to bypass the Board is pursuing his own interests and is not concerned with the interests of the other stockholders. In this regard, it is important to remember that hostile acquirors are interested in buying a company as cheaply as they can. Without the Rights Plan, the Company could find itself negotiating with the acquiror from a defensive posture rather than at arm's-length. While a bidder may make an offer for the Company's stock which is in excess of the stock's current market price, without such negotiations the premium offered may not reflect the long-term value of the Company.

  The Board strongly disagrees with the view that rights plans deter legitimate acquisition proposals from being made or depress the price of the stock of corporations adopting them. Since 1986, at least

52 companies which had rights plans have been acquired or were parties to agreements to be acquired, including 37 companies which were acquired after receiving an unsolicited bid. Furthermore, in 31 of the 37 acquisitions of companies with rights plans that were initiated by unsolicited bids, the prices ultimately received by stockholders exceeded the initial bids and did so by an average premium to the initial bid of more than 20%.(1)

  Studies by Georgeson & Company, Inc., a leading investor communications firm, have concluded that "[rights plans] do not prevent takeovers nor do they diminish the value of a company's stock." These studies also indicated that "companies with [rights plans] receive premiums 69% higher in takeover contests than companies without [rights plans]."

  FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.
- --------
(1) Based on data obtained from Securities Data Corporation and other industry sources.

               PROPOSALS OF STOCKHOLDERS FOR 1997 ANNUAL MEETING

  All proposals of stockholders intended to be presented at the Company's 1997 Annual Stockholder Meeting pursuant to the Securities Exchange Act of 1934 must be received by the Company at its executive offices on or before January 25, 1997 to be included in the proxy statement for that meeting.

                                 OTHER MATTERS

  The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          TERESA H. JOHNSON
                                          Secretary

Dated: May 24, 1996

                                                                      EXHIBIT A

                                SUPERVALU INC.

                  NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN

  1. Purpose. The purpose of the SUPERVALU INC. Non-Employee Directors Deferred Stock Plan (the "Plan") is to further strengthen the alignment of interests between members of the Board of Directors (the "Board") of SUPERVALU INC. (the "Company") who are not employees of the Company (the "Participants") and the Company's stockholders through the increased ownership by Participants of shares of the Company's common stock, par value $1.00 per share ("Common Stock"). This will be accomplished by (i) providing to Participants deferred compensation in the form of the right to receive shares of Common Stock for services rendered in their capacity as directors, and (ii) allowing Participants to elect voluntarily to defer all or a portion of their fees for services as members of the Board pursuant to the Plan in exchange for the right to receive shares of Common Stock valued at 110% of the cash fees otherwise payable.

  2. Eligibility. Each member of the Board of Directors of the Company who is not an employee of the Company or of any subsidiary of the Company shall be eligible to participate in the Plan.

  3. Formula Share Award. Effective on July 1, or the first business day thereafter in each year (the "Award Date"), the Company shall award each Participant who shall continue to serve on the Board following the Award Date, as a credit to the Participant's account under the Plan (the "Deferred Stock Account"), that number of shares (rounded to the nearest one-hundredth share) of Common Stock, having an aggregate fair market value on the Award Date of Fifteen Thousand Dollars ($15,000) (the "Award"). The Award shall be in addition to any cash retainer, stock options, or other remuneration received by the Participant for services rendered as a director. If, after receiving an Award, the Participant shall cease to serve on the Board prior to the Company's next annual meeting, for any reason other than death or permanent disability, then such Participant's Deferred Stock Account shall be reduced by
(i) that number of shares equal to 1/12 of the Award for each full calendar month during which the Participant did not serve as a director of the Company, plus (ii) any dividends paid on that number of shares of Common Stock specified in (i) above during the period that the Participant did not serve as a director of the Company.

  4. Election to Defer Cash Compensation. A Participant may elect to defer, in the form of a credit to the Participant's Deferred Stock Account all or a portion of the annual cash retainer, meeting fees for attendance at meetings of the Board and its committees, committee chairperson retainers, and any other fees and retainers ("Compensation") otherwise payable to the director in cash during the period following the effective date of the deferral election. Such deferral election shall be made pursuant to Section 5.

  5. Manner of Making Deferral Election. A Participant may elect to defer Compensation pursuant to the Plan by filing, no later than December 31 of each year (or by such other date as the Committee shall determine), an irrevocable election with the Corporate Secretary on a form provided for that purpose ("Deferral Election"). The Deferral Election shall be effective with respect to Compensation payable on or after July 1 of the following year unless the Participant shall revoke or change the election by means of a subsequent Deferral Election in writing that takes effect on the date specified therein but in no event earlier than six (6) months (or such other period as the Committee, as defined in Section 17, shall determine) after the subsequent Deferral Election is received by the Company. The Deferral Election form shall specify an amount to be deferred expressed as a dollar amount or as a percentage of the Participant's Compensation otherwise payable in cash for the director's services.

  6. Credits to Deferred Stock Account for Elective Deferrals. On the first day of each calendar quarter (the "Credit Date"), a Participant shall receive a credit to his or her Deferred Stock Account.

The amount of the credit shall be the number of shares of Common Stock (rounded to the nearest one-hundredth of a share) determined by dividing an amount equal to 110% of the Participant's Compensation payable on the Credit Date and specified for deferral pursuant to Section 5 hereof, by the fair market value on the Credit Date of a share of Common Stock.

  7. Fair Market Value. The fair market value of shares of Common Stock as of a given date for all purposes of the Plan, shall be the closing sale price per share of Common Stock as reported on the consolidated tape of the New York Stock Exchange on the relevant date or, if the New York Stock Exchange is closed on such day, then the day closest to such date on which it was open.

  8. Dividend Credit. Each time a dividend is paid on the Common Stock, the Participant shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a fair market value on the dividend payment date equal to the amount of the dividend payable on the number of shares credited to the Participant's Deferred Stock Account on the dividend record date.

  9. Maximum Number of Shares to be Credited Under the Plan. Subject to adjustment as provided in Section 10, the maximum number of shares of Common Stock that may be credited under the Plan is 500,000 shares.

  10. Adjustments for Certain Changes in Capitalization. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Common Stock, then the numbers, rights, and privileges of the shares credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

  11. Deferral Payment Election. At the time of making the Deferral Election, each Participant shall also complete a deferral payment election specifying one of the payment options described in Sections 12 and 13, and the year in which amounts credited to the Participant's Deferred Stock Account shall be paid in a lump sum pursuant to Section 12, or in which installment payments shall commence pursuant to Section 13. The deferral payment election shall be irrevocable as to all amounts credited to the Participant's Deferred Stock Account. The Participant may change the deferral payment election by means of a subsequent deferral payment election in writing that will take effect for deferrals credited after the date the Company receives such subsequent deferral payment election.

  12. Payment of Deferred Stock Accounts in a Lump Sum. Unless a Participant elects to receive payment of his or her Deferred Stock Account in installments as described in Section 13, credits to a Participant's Deferred Stock Account shall be payable in full on January 10 of the year following the Participant's termination of service on the Board (or the first business day thereafter) or such other date as elected by the Participant pursuant to Section 11. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 19), credits to a Participant's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Participant or the Participant's beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

  13. Payment of Deferred Stock Accounts in Installments. A Participant may elect to have his or her Deferred Stock Account paid in annual installments following termination of service as a director or at such other time as elected by the Participant pursuant to Section 11. All payments shall be made in shares of Common Stock plus cash in lieu of any fractional share. All installment payments shall be made annually on January 10 of each year (or the first business day thereafter). The amount of each installment payment shall be computed as the number of shares credited to the Participant's Deferred Stock Account on the Computation Date, multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment shall be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares then credited to the Participant's Deferred Stock Account, together with cash in lieu of any fractional shares. Notwithstanding the foregoing, in the event of a Change of Control (as defined in Section 19), credits to a Participant's Deferred Stock Account as of the business day immediately prior to the effective date of the transaction constituting the Change of Control shall be paid in full to the Participant or the Participant's beneficiary or estate, as the case may be, in whole shares of Common Stock (together with cash in lieu of a fractional share) on such date.

  14. Death of Participant. If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment shall be made in accordance with the Participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Committee (as hereinafter defined) or, in the absence of a valid designation or if the designated beneficiary does not survive the Participant, to such Participant's estate.

  15. Nonassignability. No right to receive payments under the Plan nor any shares of Common Stock credited to a Participant's Deferred Stock Account shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution. The designation of a beneficiary by a Participant pursuant to Section 14 does not constitute a transfer.

  16. Participants Are General Creditors of the Company. Benefits due under this Plan shall be funded out of the general funds of the Company. The Participants and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to the Plan and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor's trust or otherwise, the same shall, nevertheless, be regarded as a part of the general assets of the company subject to the claims of its general creditors, and neither any Participant nor any beneficiary of any Participant shall have a legal, beneficial, or security interest therein.

  17. Administration. The Plan shall be administered by a committee (the "Committee") of three or more individuals appointed by the Board to administer the Plan. The members of the Committee must be members of, and shall serve at the discretion of, the Board. The members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor rule or definition adopted by the Securities and Exchange Commission ("Rule 16b-3"), if, in the opinion of counsel for the Company, the absence of "disinterested" administrators would adversely impact the availability of the exemption from
Section 16(b) of the Act provided by Rule 16b-3 for any Participant's acquisition of Common Stock under the Plan.

  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to construe and interpret the Plan; to establish, amend and rescind appropriate rules and regulations relating to the Plan; to administer the Plan; and to take all such steps and make all such determinations in connection with the Plan as it may deem necessary or advisable to carry out the provisions and intent of the Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final and conclusive for all purposes and upon all persons, including, but without limitation, the Company, the Committee, the Participants and their respective successors in interest.

  18. Amendment and Termination. The Board may at any time terminate, suspend, or amend this Plan; provided, however, that the provisions of Sections 2 and 3 may not be amended more than once in every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. No such action shall deprive any Participant of any benefits to which he or she would have been entitled under the Plan if termination of the Participant's service as a director had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.

  19. Change of Control. "Change of Control" means any one of the following events:

    (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
  (c) hereof; or

    (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then constituting the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (c) approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  20. Effective Date. The effective date of the Plan shall be the date of approval of the Plan by the Company's stockholders.

                                                                      EXHIBIT B

                                SUPERVALU INC.

                        1983 EMPLOYEE STOCK OPTION PLAN

  1. PURPOSE. The purpose of this Plan is to promote the interests of SUPERVALU INC., a Delaware corporation (the "Corporation"), and its stockholders by encouraging selected key salaried management employees of the Corporation, and members of the Board of Directors who are not also employees of the Corporation, to invest in shares of the Corporation's Common Stock with the increased personal interest and effort in the continued success and progress of the business that stock ownership can produce, and by providing additional means of attracting and retaining competent executive personnel and directors.

  2. ADMINISTRATION; GRANTING OF OPTIONS. The Plan shall be administered by the Board of Directors of the Corporation.

  The Board of Directors shall have full authority in its discretion, but subject to the express provisions of the Plan, to:

    (a) determine the purchase price of the Common Stock covered by each option;

    (b) determine the persons to whom and the time or times at which options shall be granted;

    (c) determine the number of shares to be subject to each option;

    (d) determine terms and provisions (and amendments thereof) of the respective option agreements (which need not be identical), including such terms and provisions (and amendments) as shall be required in the judgment of the Board to conform to any law or regulation applicable thereto;

    (e) determine which options shall be Incentive Stock Options within the meaning of Section 422[A] of the Internal Revenue Code of 1986, as amended (the "Code");

    (f) accelerate the time at which all or any part of an option may be exercised;

    (g) modify or amend any outstanding option agreement subject to the consent of optionee;

    (h) interpret the Plan and prescribe, amend and rescind rules and regulations relating to it;

    (i) make all other determinations deemed necessary or advisable for the administration of the Plan.

  All decisions, determinations and selections made by the Board of Directors on the foregoing matters shall be conclusive.

  The granting of an option pursuant to the Plan shall be effective only when an option is duly awarded to an employee or director by the Board of Directors.

  The Executive Committee of the Corporation, in addition to and not to the exclusion of the Board of Directors of the Corporation, is authorized to exercise all of the powers authorized and conferred by the Plan on the Board of Directors other than the power under Section 13 of this Plan to terminate and amend the Plan.

  The Board of Directors may also authorize, at any time, the formation of a Stock Option Committee (the "Committee"), consisting of three or more members appointed from time to time by the Board, which Committee would have authority to exercise the powers conferred on the Board under the Plan, other than the power under Section 13 herein to terminate and amend the Plan. In addition, the Board of Directors may authorize, at any time, the Chief Executive Officer of the Corporation to extend the period of exercise of certain Incentive Stock Options and non-incentive (non-qualified) stock options in accordance with the provisions of Section 10 of the Plan.

  3. ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING STOCK OPTIONS. Incentive Stock Options may be granted only to key salaried management employees (which term, as used herein, includes officers) of the Corporation and of its present and future subsidiary corporations. Options which do not qualify as Incentive Stock Options may be granted to key salaried management employees of the Corporation and of its present and future subsidiary corporations and to members of the Board of Directors of the Corporation who are not also employees of the Corporation or one of its subsidiaries ("Non-Employee Directors"), provided, however, that options shall be granted to Non-Employee Directors only pursuant to Section 7 hereof.

  In determining the employees to whom options shall be granted and the number of shares to be covered by each such option, the Board of Directors may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Corporation and such other factors as the Board of Directors, in its discretion, shall deem relevant.

  Subject to the provisions of Section 11 herein, an employee who has been granted an option under the Plan or under any prior stock option plan of the Corporation may be granted an additional option or options under the Plan if the Board of Directors shall so determine.

4. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 12 herein:

    (a) the stock to be offered under the Plan shall be shares of the Corporation's authorized Common Stock, par value $1.00 per share, which may be either shares reacquired and held in the treasury of the Corporation or authorized but unissued shares; and

    (b) the aggregate number of shares which may be issued under all options granted pursuant to the Plan shall be 4,500,000 shares.

  Shares subject to, but not issued under, any option terminating or expiring for any reason prior to exercise thereof in full shall again be available for other options thereafter granted under the Plan.

  5. TERM OF PLAN AND OF EACH OPTION AGREEMENT; EXERCISE OF OPTIONS. The period during which options may be granted under the Plan shall expire February 7, 1999. The term of each option so granted shall expire not more than ten years from the date the option is granted.

  [Except with respect to options granted to Non-Employee Directors pursuant to
Section 7 hereof.] The Board of Directors may determine at the time of granting whether each such option is exercisable in full, in part from time to time or in installments, which may be cumulative from year to year during such term to the extent not exercised in a prior year; provided, however, that notwithstanding the foregoing, from and after a Change of Control (as hereinafter defined), all options granted under the Plan, including options granted to Non-Employee Directors pursuant to Section 7 hereof, shall become immediately exercisable to the full extent of the original award. As used herein, "Change of Control" shall mean any of the following events:

    (i) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Corporation or any of its wholly-owned subsidiaries, or any employee benefit plan of the Corporation and/or one or more of its wholly-owned subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
  Act) of 20% or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities in a transaction or series of transactions not approved in advance by a vote of at least three-quarters of the Continuing Directors (as hereinafter defined); or

    (ii) Individuals who, as of April 13, 1988, constitute the Board of Directors of the Corporation (generally the "Directors" and as of April 13, 1988 the "Continuing Directors") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to April 13, 1988 whose nomination for election was approved in advance by a vote of at least three-quarters of the Continuing Directors (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened solicitation with respect to the election or removal of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed to be a Continuing Director; or

    (iii) The approval by the stockholders of the Corporation of a reorganization, merger, consolidation, liquidation or dissolution of the Corporation or of the sale (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation other than a reorganization, merger, consolidation, liquidation, dissolution or sale approved in advance by a vote of at least three quarters of the Continuing Directors; or

    (iv) The first purchase under any tender offer or exchange offer (other than an offer by the Corporation or any of its subsidiaries) pursuant to which shares of Common Stock are purchased.

  Options granted under this Plan need not be identical with respect to the terms of exercise thereof. Subject only to the foregoing limitations, options may be exercised in whole at any time or in part from time to time during the option term by serving written notice of exercise on the Corporation, accompanied by payment of the purchase price.

  The Board of Directors or the Committee, as the case may be, may grant "restoration" options, separately or together with another option, pursuant to which, subject to the terms and conditions established by the Board of Directors or the Committee, as the case may be, and any applicable requirements of Rule 16b-3 promulgated under the Exchange Act or any other applicable law, the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of the Corporation's Common Stock owned by the optionee, as described in Section 6 hereof, which new option would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of the Corporation's Common Stock tendered as payment upon the exercise of the option to which such "restoration" option relates and (b) the number of shares of the Corporation's Common Stock, if any, tendered as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which such "restoration" option relates, as described in Section 15 hereof. "Restoration" options may be granted with respect to options previously granted under this Plan or any prior stock option plan of the Corporation, and may be granted in connection with any option granted under this Plan (other than an option granted to a Non-Employee Director pursuant to Section 7 hereof) at the time of such grant. The purchase price of the Common Stock under each such new option, and the other terms and conditions of such option, shall be determined by the Board of Directors or the Committee, as the case may be, consistent with the provisions of the Plan.

  6. OPTION PRICES. Except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof, the purchase price of the Common Stock under each option shall be determined by the Board of Directors, but shall not be less than 100% of the fair market value of the Common Stock at the time of granting the option as found by the Board.

  The purchase price of the shares as to which an option shall be exercised shall be paid in full in cash at the time of exercise as shall be provided in the option agreement, and any optionee, without limitation, shall also be entitled to pay the exercise price by tendering to the Corporation shares of the Corporation's Common Stock, previously owned by the optionee, having a fair market value on the date of exercise equal to the option price (or the portion thereof not paid in cash).

  7. OPTIONS TO NON-EMPLOYEE DIRECTORS. The Board of Directors or the Committee, as the case may be, shall issue options which do not qualify as Incentive Stock Options to Non-Employee Directors in accordance with this
Section 7.

  Each Non-Employee Director serving on the Corporation's Board of Directors immediately following the Annual Meeting of Stockholders of the Corporation on June 30, 1992 shall be granted, as of June 30, 1992, an option to purchase 3,000 shares of Common Stock. Each Non-Employee Director first elected or appointed to the Corporation's Board of Directors after June 30, 1992 and during the term of the Plan shall be granted, as of the date of such Director's first election or appointment to the Board of Directors, an option to purchase 3,000 shares of Common Stock. After the initial grant to each Non-Employee Director as set forth above in this Section 7, each such Director shall be granted during the term of the Plan, as of [each even-numbered anniversary of the date of such initial grant to such Director] the date of the Corporation's Annual Meeting of Stockholders in each even-numbered year, if such Director's term of office continues after such [anniversary date] Annual Meeting, an option to purchase 3,000 shares of Common Stock.

  Each option granted to a Non-Employee Director pursuant to this Section 7 shall [be exercisable as to 40% of the shares subject to such option on the first anniversary of the date of grant and as to an additional 30% of the shares subject to such option on each of the second and third anniversaries of the date of grant, shall] have an exercise price equal to the fair market value of the shares of Common Stock as of the date of grant and shall expire on the tenth anniversary of the date of grant. "Restoration" options may not be granted to any Non-Employee Director. This Section 7 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules and regulations thereunder.

  8. ADDITIONAL TERMS. Options granted under the Plan shall not be affected by any change of duties or position so long as the optionee continues to be an employee of the Corporation or of a subsidiary (or continues to be a Director of the Corporation in the case of any Non-Employee Director). Each option agreement may contain such provisions as the Board of Directors shall approve with reference to the effect of approved leaves of absence, provided that with respect to Incentive Stock Options such provisions conform to the requirements of the Code.

  Nothing in the Plan or in any option granted pursuant thereto shall confer on any person any right to continue in the employ of the Corporation or of any of its subsidiaries (or to continue as a Director of the Corporation in the case of any Non-Employee Director) or affect, in any way, the right of the Corporation or any of its subsidiaries to terminate his employment (or to terminate his directorship in the case of any Non-Employee Director) at any time.

  9. NON-TRANSFERABILITY OF OPTIONS. No option granted under the Plan may be assignable or transferable except by will or the laws of descent and distribution, and each option may be exercised, during the lifetime of the optionee, only by him.

  10. DEATH; OTHER TERMINATION OF EMPLOYMENT OR DIRECTORSHIP. If an optionee (other than a Non-Employee Director) shall cease to be employed by the Corporation or a subsidiary of the Corporation [(or shall cease to be a Director of the Corporation in the case of any Non-Employee Director)] for any reason other than death, except as otherwise provided in the following paragraphs, he may, within three months following the date of such termination of employment [(or following the date of such termination of directorship in the case of any Non-Employee Director),] exercise his option; provided, however, that the option may not be exercised after the expiration of the applicable period referred to in Section 5 hereof [(or Section 7 hereof with respect to any option granted to a Non-Employee Director)] and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such termination of employment [(or on the date of such termination of directorship in the case of any Non-Employee Director)], subject to [(except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof),] any right of the Board of Directors to accelerate the vesting of options at the time of such termination of employment or otherwise and any right of repurchase by the Corporation provided for in the option agreement.

  Except as otherwise provided in this paragraph, if an optionee (other than a Non-Employee Director) retires at or after age 55 with ten or more years of service with the Corporation or a subsidiary of the Corporation [(or if a Non-Employee Director terminates his directorship at or after age 55 with ten or more years of service as a Director of the Corporation, or at or after age 65 regardless of the number of years of service as a Director of the Corporation)], he may, within two years following the date of such retirement [(or following the date of such termination of directorship in the case of any Non-Employee Director)], exercise his option; provided, however, that the option may not be exercised after the original expiration date of such option set forth in the related option agreement and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such retirement [(or on the date of such termination of directorship in the case of any Non-Employee Director)], subject to [(except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof)] any right of the Board of Directors to accelerate the vesting of options at the time of retirement or otherwise and any right of repurchase by the Corporation provided for in the option agreement. With respect to Incentive Stock Options granted before February 16, 1991, if an optionee retires at or after age 55 with ten or more years of service with the Corporation, he may, if so determined by the Chief Executive Officer of the Corporation (or by the Committee in the case of an optionee who is subject to the provisions of Section 16 of the Exchange Act) in their sole and absolute discretion, within two years following the date of such retirement, exercise his option; provided, however, that the option may not be exercised after the original expiration date of such option set forth in the related option agreement and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such retirement, subject to any right of the Board of Directors to accelerate the vesting of options at the time of retirement or otherwise and any right of repurchase by the Corporation provided for in the option agreement. If an optionee (other than a Non-Employee Director) retires (which term shall include termination of employment due to disability) at or after age 55 with ten or more years of service with the Corporation or a subsidiary of the Corporation, he may (if so determined by the Committee in its sole and absolute discretion, and only if such optionee is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended) exercise his option at any time prior to the expiration date of such option set forth in the related option agreement; provided, however, that the option may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the date of such retirement, subject to any right of the Board of Directors to accelerate the vesting of options at the time of retirement or otherwise and any right of repurchase by the Corporation provided for in the option agreement. Any determination made pursuant to this paragraph by the Chief Executive Officer or the Committee, as the case may be, regarding the extension of the exercise period of an option shall be made on a case-by-case basis, at or about the time of retirement, taking into account the optionee's service on behalf of the Corporation, the value of the Corporation's Common Stock and the option price.

  If any optionee who was a Non-Employee Director shall cease to be a Director for any reason, including the death of the optionee, such optionee may exercise his or her options at such time as set forth in the related option agreement.

  In the event that the Corporation ceases to own at least 50% or more of the outstanding capital stock of ShopKo Stores, Inc. ("ShopKo"), an optionee who is employed by ShopKo and who is not subject to Section 16 of the Exchange Act with respect to the Corporation may, if so determined by the Chief Executive Officer of the Corporation in his sole and absolute discretion, exercise his option within two years following the date on which the Corporation ceases to own at least 50% or more of the outstanding capital stock of ShopKo (the "Termination Date"); provided, however, that the option may not be exercised after the original expiration date of such option set forth in the related option agreement and may be exercised only to the extent of the number of shares the optionee was entitled to purchase under the option on the Termination Date, subject to any right of the Board of Directors to accelerate the vesting of options prior to the Termination Date or otherwise and any right of repurchase by the Corporation provided for in the option agreement; provided, further, that the optionee is employed by ShopKo at the time of exercise of the option. The determination by the Chief Executive Officer of the Corporation regarding the extension of the exercise period of an option pursuant to the terms of this paragraph shall be made on a case-by-case basis, at or about the Termination Date, taking into account the optionee's service on behalf of the Corporation and ShopKo, the value of the Corporation's Common Stock and the option price.

  If a person to whom an option has been granted under the Plan shall die prior to the exercise or expiration of all options granted, such options may be exercised by a legatee or legatees of the option holder under his last will or by his personal representatives or distributees within one year following the date of his death to the full extent of the number of shares covered by the option not previously purchased, whether or not such shares have become purchasable by such optionee at the date of such death; provided, however, that the option may not be exercised after the expiration of the applicable period referred to in Section 5 hereof (or Section 7 hereof with respect to any option granted to a Non-Employee Director); and provided further, that if an optionee (other than a Non-Employee Director) dies at or after age 55 with ten or more years of service with the Corporation or a subsidiary of the Corporation and while employed by the Corporation or a subsidiary, such legatee, legatees, representatives or distributees may (if so determined by the Committee in its sole and absolute discretion, and only if such optionee is not subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended) exercise such option at any time prior to the expiration date of such option set forth in the related option agreement to the full extent of the number of shares covered by the option not previously purchased, whether or not such shares have become purchasable by such optionee at the date of such death. Any determination made pursuant to this paragraph by the Committee regarding the extension of the exercise period of an option shall be made on a case-by-case basis, at or about the time of death, taking into account the optionee's service on behalf of the Corporation, the value of the Corporation's Common Stock and the option price.

  11. INCENTIVE STOCK OPTIONS. Except with respect to options granted to Non-Employee Directors pursuant to Section 7 hereof, the Board of Directors is hereby authorized to determine, upon the granting of each option, whether such option shall be an Incentive Stock Option under Section 422[A] of the Code or shall be an option which is not an Incentive Stock Option under Section 422[A]. For Incentive Stock Options granted before January 1, 1987, the aggregate fair market value of the stock (determined as of the time the Incentive Stock
Option is granted) covered under all Incentives Stock Options granted (under this Plan and all other incentive stock option plans of the Corporation or any subsidiary), in any calendar year, shall not exceed $100,000 plus any unused limit carry-over (as provided under [Section 422A(c)(4) of the Code] former
Section 422(c)(4) of the Code effective for options granted before January 1,
1987). For Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (b)[7] of Section 422[A] of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

  12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Notwithstanding any other provision of the Plan, the Board of Directors may adjust the number and class of shares subject to each outstanding option and the option prices in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive.

  13. TERMINATION AND AMENDMENT. The Plan may be terminated, modified or amended by the stockholders of the Corporation.

  Subject to Section 7 hereof, the Board of Directors of the Corporation may also terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval by the holders of a majority of the outstanding stock of the Corporation having general voting power, make any modification or amendment which operates:

    (a) to make any material change in the class of employees eligible to receive Incentive Stock Options as defined in Section 3 above; and

    (b) to increase the total number of shares for which options may be granted under the Plan, except as resulting from the operation of Section 12 above.

  No termination, modification or amendment of the Plan may, without the consent of the employee to whom any option shall theretofore have been granted, adversely affect the rights of such employee under such option.

  14. EFFECTIVE DATE OF PLAN. The Plan shall become effective February 23, 1983, subject to approval by the shareholders of the Corporation within 12 months thereafter.

  15. TAX WITHHOLDING. Subject to such rules as the Board of Directors or the Committee may adopt not inconsistent with the provisions of the Plan:

    (a) At any time when an optionee is required to pay the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of an option which does not qualify as an Incentive Stock Option under Section 422[A] of the Code, the optionee may elect to have the Corporation retain from the distribution shares of Common Stock to satisfy this obligation in whole or in part (an "Election"). The shares to be withheld shall be valued at 100% of the fair market value of the shares on the date that the amount of tax required to be paid shall be determined (the "Tax Date"). Fair market value of the shares shall equal the mean of the opening and closing trade prices of the shares as reported on the New York Stock Exchange on the Tax Date, or, if no trading in the shares occurs on the Tax Date, on the immediately preceding trading date.


    (b) Each election must be made prior to the Tax Date. The Board or the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, may limit the amount of any Election, may provide at the time of grant with respect to any option that the right to make Elections shall not apply to such option and may make rules concerning the required information to be included in any Election. An Election is irrevocable.

    (c) The Election may be made in an amount equal to the amount of tax required by law to be withheld with respect to the option exercise. Any fractional share withholding amount must be paid in cash.

    (d) If an optionee makes an Election and the optionee's Tax Date is deferred for six months from the date of exercise of the option, the optionee will initially receive the full amount of the shares, but will be unconditionally obligated to surrender to the Corporation on the Tax Date the proper number of shares to satisfy the withholding obligation, plus cash for any remainder of the withholding obligation including any fractional shares withholding amount.

    (e) Optionees who are "officers" or "directors" of the Corporation, as those terms are used in Section 16(b) of the Exchange Act, may only make an Election in compliance with the rules established by the Board or the Committee to comply with Section 16(b).

                                      LOGO



                                                                  LOGO
                                                            Printed with soy
                                                             based inks on
                                                                recycled
                                       paper containing at least 10% fibers from
                                                           paper recycled by
                                                               consumers.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                                 SUPERVALU INC.
                             11840 VALLEY VIEW ROAD
                         EDEN PRAIRIE, MINNESOTA 55344

                      1996 ANNUAL MEETING OF STOCKHOLDERS

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

  The undersigned hereby appoints Michael W. Wright and Teresa H. Johnson, and each of them, the undersigned's agent and proxy, with power of substitution to vote as the undersigned's proxy in accordance with the specifications appearing below, and, in their discretion, upon all other matters that may properly come before the Annual Meeting of Stockholders of SUPERVALU INC., a Delaware corporation, to be held on Thursday, June 27, 1996 at 10:30 a.m., local time, or any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if the undersigned were personally present at said meeting, and hereby revoking all former proxies.

  PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. COMMENTS/ADDRESS CHANGE:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NUMBER OF STOCKHOLDERS ATTENDING ANNUAL MEETING

 PLEASE SEND ME INFORMATION ON THE DIVIDEND REINVESTMENT PLAN.
                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)
                                 SUPERVALU INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, JUNE 27, 1996

                         MINNEAPOLIS CONVENTION CENTER
                            1301 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MN 55403

  Free parking for the Annual Meeting of Stockholders is available in the Plaza Parking Ramp and the Orchestra Hall Ramp. Upon entering either ramp, take a parking ticket, sign your name on the back and tell the attendant you are attending SUPERVALU's Annual Meeting.

  A map of the parking facilities is shown on the reverse side of this card.

  The Annual Meeting will begin at 10:30 a.m. in Ballroom A in the Minneapolis Convention Center. Refreshments will be available before and after the Annual Meeting in Ballroom B.

                                   * * * * *

               IMPORTANT INFORMATION REGARDING QUARTERLY REPORTS:

  SUPERVALU is no longer distributing quarterly reports to shareholders. Shareholders may, however, elect to receive a quarterly earnings release at no charge as soon as results are made public by one of the following methods:

  . Through a Wall Street Journal service by calling 1-800-965-4404, or give the ticker symbol, SVU, and fax your request to 1-800-965-6766.

  . By calling Company News on Call at 1-800-758-5804. An automated operator will ask for SUPERVALU's extension number, which is 831017, and a fax number at which the release may be received.

  . Via the Internet World Wide Web at http://www.prnewswire.com.

  . You may add your name to SUPERVALU's mailing list by writing to: SUPERVALU
    INC., Investor Relations & Communications, P.O. Box 990, Minneapolis, MN 55440, or phone 612-828-4599, or fax 612-828-8955.

- -------------------------------------------------------------------------------
IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN BELOW; NO BOXES NEED TO BE CHECKED.


                                                               [X]  Please mark
                                                                     your votes
                                                                     as this

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION OF
              DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.


ITEM 1--ELECTION OF DIRECTORS
NOMINEES: EDWIN C. GAGE, GARNETT L. KEITH, JR.,          FOR       WITHHELD
RICHARD L. KNOWLTON, CAROLE F. ST. MARK                  ALL        FOR ALL
                                                         [_]          [_]

TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED.

- ------------------------------------------------------------------------------
ITEM 2--RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS


                 FOR       AGAINST       ABSTAIN
                 [_]         [_]           [_]



ITEM 3--PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]



ITEM 4--PROPOSAL TO AMEND THE 1983 EMPLOYEE STOCK OPTION PLAN

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL IN
                                    ITEM 5.


ITEM 5--STOCKHOLDER PROPOSAL RELATING TO PREFERRED SHARE PURCHASE RIGHTS

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]


Date
     --------------------------------------------------------------------, 1996
Signature(s)
            -------------------------------------------------------------
- --------------------------------------------------------------------------------
PLEASE DATE AND SIGN ABOVE exactly as name appears, indicating, if appropriate, official position or capacity. If co-owners, both should sign.

- -------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE .
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

        [LOGO OF MINNEAPOLIS CONVENTION CENTER PARKING & SKYWAY SYSTEM]

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                  SUPERVALU INC. EMPLOYEE STOCK OWNERSHIP PLAN
          CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION, TRUSTEE

                                 SUPERVALU INC.
                             11840 VALLEY VIEW ROAD
                         EDEN PRAIRIE, MINNESOTA 55344
                      1996 ANNUAL MEETING OF STOCKHOLDERS
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. I hereby direct that the voting rights pertaining to the stock of SUPERVALU
INC. held by the SUPERVALU INC. Employee Stock Ownership Plan Trust and allocable to my accounts under the above plan shall be exercised at the 1996 Annual Meeting of Stockholders to be held on Thursday, June 27, 1996 at 10:30 a.m., local time, or any adjournment or adjournments thereof, in accordance with the specifications appearing below, and in the Trustee's discretion, upon all other matters that may properly come before said Meeting of Stockholders. The undersigned hereby acknowledges receipt of the Proxy Statement for the meeting.

         THIS VOTING INSTRUCTION CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

  PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. COMMENTS/ADDRESS CHANGE:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NUMBER OF STOCKHOLDERS ATTENDING

 ANNUAL MEETING
 PLEASE SEND ME INFORMATION ON THE DIVIDEND REINVESTMENT PLAN.
                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)
                                 SUPERVALU INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, JUNE 27, 1996

                         MINNEAPOLIS CONVENTION CENTER
                            1301 SECOND AVENUE SOUTH
                             MINNEAPOLIS, MN 55403

  Free parking for the Annual Meeting of Stockholders is available in the Plaza Parking Ramp and the Orchestra Hall Ramp. Upon entering either ramp, take a parking ticket, sign your name on the back and tell the attendant you are attending SUPERVALU's Annual Meeting.

  A map of the parking facilities is shown on the reverse side of this card.

  The Annual Meeting will begin at 10:30 a.m. in Ballroom A in the Minneapolis Convention Center. Refreshments will be available before and after the Annual Meeting in Ballroom B.

                                   * * * * *

               IMPORTANT INFORMATION REGARDING QUARTERLY REPORTS:

  SUPERVALU is no longer distributing quarterly reports to shareholders. Shareholders may, however, elect to receive a quarterly earnings release at no charge as soon as results are made public by one of the following methods:

  . Through a Wall Street Journal service by calling 1-800-965-4404, or give the ticker symbol, SVU, and fax your request to 1-800-965-6766.

  . By calling Company News on Call at 1-800-758-5804. An automated operator will ask for SUPERVALU's extension number, which is 831017, and a fax number at which the release may be received.

  . Via the Internet World Wide Web at http://www.prnewswire.com.

  . You may add your name to SUPERVALU's mailing list by writing to: SUPERVALU
    INC., Investor Relations & Communications, P.O. Box 990, Minneapolis, MN 55440, or phone 612-828-4599, or fax 612-828-8955.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN BELOW; NO BOXES NEED TO BE CHECKED.


                                                               [X]  Please mark
                                                                     your votes
                                                                     as this

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION OF
              DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.


ITEM 1--ELECTION OF DIRECTORS                                 FOR       WITHHELD
NOMINEES: EDWIN C. GAGE, GARNETT L. KEITH, JR.,               ALL       FOR ALL
RICHARD L. KNOWLTON, CAROLE F. ST. MARK                       [_]         [_]

TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL
NOMINEE, WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED.

- ------------------------------------------------------------------------------
ITEM 2--RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS


                 FOR       AGAINST       ABSTAIN
                 [_]         [_]           [_]



ITEM 3--PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS DEFERRED STOCK PLAN

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]



ITEM 4--PROPOSAL TO AMEND THE 1983 EMPLOYEE STOCK OPTION PLAN

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL IN
                                    ITEM 5.


ITEM 5--STOCKHOLDER PROPOSAL RELATING TO PREFERRED SHARE PURCHASE RIGHTS

       FOR       AGAINST       ABSTAIN
       [_]         [_]           [_]


Date
     --------------------------------------------------------------------, 1996
Signature(s)
             ------------------------------------------------------------
- --------------------------------------------------------------------------------
The signature(s) should be exactly as the name(s) appear printed above. If there are co-owners, both must sign.

- -------------------------------------------------------------------------------
                           .  FOLD AND DETACH HERE .
  RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

        [LOGO OF MINNEAPOLIS CONVENTION CENTER PARKING & SKYWAY SYSTEM]